UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2024
SWEETGREEN, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41069	27-1159215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3102 36th Street Los Angeles, CA	90018
(Address of Principal Executive Offices)	(Zip Code)
(323) 990-7040
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	SG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2024, Sweetgreen, Inc. (the “Company”) entered into a sublease agreement (the “Sublease Agreement”) with FPM Development, LLC, a Wyoming limited liability company (the “Subtenant”), pursuant to which the Company will sublease approximately 57,681 square feet of space (the “Phase I Premises”) and approximately 36,400 square feet of space (the “Phase II Premises” and together with the Phase I Premises, the “Premises”) located at 3101 Exposition Boulevard, Los Angeles, California 90018. The Premises is the subject of a Lease Agreement, dated as of May 23, 2019, as amended, by and between Welcome to the Dairy, LLC, a Delaware limited liability company (the “Landlord”), and the Company (the “Lease”), pursuant to which the Company leases the Premises. The Company’s principal corporate headquarters are located in the Phase II Premises. In accordance with the Sublease Agreement, substantially all of the Phase I Premises was delivered to the Subtenant on May 1, 2024, and the Company anticipates delivering the remainder of the Phase I Premises and the Phase II Premises on or around August 1, 2024. Pursuant to the terms of the Lease, the Landlord granted its consent to the Sublease Agreement on April 30, 2024.

The term of the sublease of the Premises to the Subtenant under the Sublease Agreement commenced on May 1, 2024 and will end on February 28, 2032 (or on such earlier date as the term may sooner expire, as set forth in the Sublease Agreement or the Lease).

Pursuant to the Sublease Agreement, commencing on May 1, 2024, the Subtenant will pay the following rent to the Company during the term of the sublease, provided that such rent shall be pro-rated based upon the portion of the Premises that has been delivered to the Subtenant:

Period	Monthly Base Rent	Annual Base Rent
May 1, 2024 – March 31, 2025	$399,844.25*	$4,398,286.75*
April 1, 2025 – March 31, 2026	$411,839.58	$4,942,074.93
April 1, 2026 – March 31, 2027	$424,194.76	$5,090,337.18
April 1, 2027 – March 31, 2028	$436,920.61	$5,243,047.29
April 1, 2028 – March 31, 2029	$450,028.23	$5,400,338.71
April 1, 2029 – March 31, 2030	$463,529.07	$5,562,348.87
April 1, 2030 – March 31, 2031	$477,434.94	$5,729,219.34
April 1, 2031 – February 28, 2032	$491,757.99	$5,901,095.92
*The monthly base rent for May 2024 has been pro-rated to $240,894.25 and, as a result, the annual base rent for May 1, 2024 through March 31, 2025 has been pro-rated to $4,239,336.75. We expect additional pro-ration of the monthly base rent each of June 2024 and July 2024, which will further reduce the annual base rent for May 1, 2024 through March 31, 2025.

The Subtenant will additionally pay to the Company all additional amounts due by the Company to the Landlord under the Lease, including the management fee and the Company’s share of expenses and taxes, as set forth in the Lease.

In connection with the Landlord’s consent to the Sublease Agreement, the Company and the Landlord entered into a letter agreement, dated as of April 30, 2024, modifying the terms of the Lease (the “Letter Agreement”). Pursuant to the Letter Agreement, the Landlord is entitled to receive 100% of the Company’s profits under the Sublease Agreement in excess of the amounts payable by the Company to the Landlord under the Lease, in exchange for the Company being released from its obligation under the Lease to reimburse the Landlord for any broker fees incurred by the Landlord in connection with the Sublease.

Jonathan Neman, the Company’s Chief Executive Officer and member of the Company’s Board of Directors (the “Board”), Nicolas Jammet, the Company’s Chief Concept Officer and member of the Board, Nathaniel Ru, the Company’s Chief Brand Officer and member of the Board, and Mitch Reback, the Company’s Chief Financial Officer, each hold indirect minority passive interests in Luzzatto Opportunity Fund II, LLC, an entity which holds indirect equity interests in the Landlord.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEETGREEN, INC.

Dated: May 6, 2024	By:	/s/ Mitch Reback
Mitch Reback
Chief Financial Officer